SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                February 9, 2005

STANDARD MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-20882	35-1773567

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code                           (317) 574-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On February 9, 2005, Standard Management Corporation (“Standard Management”) entered into a definitive Stock and Asset Purchase Agreement (the “Agreement”) with Capital Assurance Corporation (“Capital Assurance”). The Agreement provides for the sale to Capital Assurance of (i) 100% of the capital stock of Standard Management’s life insurance subsidiary, Standard Life Insurance Company of Indiana (“Standard Life”), and (ii) $27 million aggregate principal amount of surplus debentures issued by Standard Life in favor of Standard Management. The Agreement represents the definitive terms for the transactions contemplated by the previously reported letter of intent between the parties. Standard Management expects the transaction to close in the second quarter of 2005.

     The purchase price under the Agreement is $79.5 million, subject to adjustment as discussed below, which will be payable as follows: (i) $5 million of a new class of 7% cumulative convertible preferred stock of Capital Assurance, (ii) assumption by Capital Assurance of approximately $21 million in intercompany obligations of Standard Management and (iii) the balance of the purchase price in cash. The cash-portion of the purchase price will be adjusted, post-closing, based on certain changes in the business of Standard Life occurring between October 1, 2004 and the closing of the transaction, including adjustments for, among other things, statutory gains from operations of Standard Life, credit related capital gains and losses, including impairment losses, principal payments on the surplus debentures and capital expenditures by Standard Life. Management currently estimates that based on anticipated adjustments, the post-closing, as adjusted purchase price will be approximately $82 million.

     Standard Management and Capital Assurance have made customary representations, warranties and covenants in the Agreement, including, among others, covenants by Standard Management (i) to conduct the business of Standard Life in the ordinary course and maintaining necessary permits and insurance policies during the interim period between the execution of the Agreement and closing, (ii) not to engage in certain types of transactions during such period, (iii) to cause a meeting of the shareholders of Standard Management to be held to approve the Agreement and the transactions contemplated thereby, (iv) not to solicit proposals relating to an alternative sale or business combination transaction and (v) subject to certain exceptions, not to enter into discussions concerning or provide confidential information in connection with proposals for alternative sale or business combination transactions. In addition, Standard Management has agreed to purchase certain assets from Standard Life at closing for approximately $6 million.

     Consummation of the transactions contemplated by the Agreement is subject to customary conditions, including (i) approval of the shareholders of Standard Management, (ii) absence of any law or order prohibiting the closing, (iii) approval of the Indiana Department of Insurance, and (iv) expiration or termination of the Hart-Scott-Rodino waiting period. In addition, each party’s obligation to consummate the transactions contemplated by the Agreement is subject to certain customary conditions, including (i) with certain exceptions, the accuracy of the representations and warranties of the other party and (ii) material compliance of the other party with its covenants.

     Standard Management also agreed to undertake a solicitation of the preferred security holders of SMAN Capital Trust I, a consolidated subsidiary of Standard Management (the “Trust”), to amend the indenture governing the subordinated debentures of Standard Management held by the Trust to eliminate provisions of the indenture which place certain restrictions on the ability of Standard Life to effect certain corporate transactions. In the event the requisite consents to amend the indenture are not received, Standard Management has the right to require Capital Assurance to assume Standard Management’s obligations under the indenture.

     Standard Management agreed to indemnify Capital Assurance and Standard Life for any losses arising from breaches of any representation, warranty or covenant of Standard Management made in the Agreement and for all pending litigation of Standard Management subject to the applicable survival periods, if such losses exceed $500,000 in the aggregate. If such indemnification threshold is exceeded, Standard Life would be responsible for paying $250,000 plus the amount of such loss in excess of $500,000, up to a maximum amount equal to the purchase price for losses related to the breach of certain representations and warranties, and up to a maximum amount equal to 50% of the purchase price for breaches of certain other specified representations and warranties.

     The Agreement provides termination rights for both Standard Management and Capital Assurance, and further provides that, upon termination of the Agreement under specified circumstances, Standard Management may be required to pay Capital Assurance a termination fee ranging from $1.6 million to $3.2 million, depending on the circumstance leading to the termination, plus reimbursement of up to $2 million of expenses incurred by Capital Assurance in connection with the transaction since November 21, 2004.

     The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Current Report by reference. In addition, a copy of press release announcing the execution of the Agreement is filed with this Current Report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
2.1	Stock and Asset Purchase Agreement dated February 9, 2005, by and between Standard Management Corporation and Capital Assurance Corporation

99.1	Press Release of Standard Management Corporation dated February 9, 2005, announcing the execution of the Stock and Asset Purchase Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

	By:	/s/ Stephen M. Coons
Name: Stephen M. Coons
Title: Executive Vice President and General Counsel

Dated: February 14, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Stock and Asset Purchase Agreement dated February 9, 2005, by and between Standard Management Corporation and Capital Assurance Corporation

99.1	Press Release of Standard Management Corporation dated February 9, 2005, announcing the execution of the Stock and Asset Purchase Agreement